UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 18, 2010
MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Director
Attached as Exhibit 17.1 is a letter dated March 18, 2010 received from former director, Stephen E. Myers, in response to the board of directors (the “Board”) of Myers Industries, Inc.’s (the “Company”) letter accepting his resignation. The Board’s letter dated March 16, 2010 (the “Board Response Letter”) set forth responses to the inaccurate allegations contained in Mr. Myers’ resignation letter dated March 10, 2010 as well as in the attached March 18, 2010 letter. The Company reiterates the positions and facts stated in the Board Response Letter.
The full text of Mr. Myers’ resignation letter dated March 10, 2010 and the Board Response Letter were attached as Exhibits 17.1 and 17.2, respectively, to the Current Report on Form 8-K filed with the SEC on March 16, 2010 and the above description of those letters is qualified in its entirety by reference to the full text of the letters.
Item 9.01. Financial Statements and Exhibits
17.1	Letter from Stephen E. Myers, dated March 18, 2010
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc. (Registrant)
DATE March 22, 2010	By:	/s/ Donald A. Merril
Donald A. Merril
Vice President, Chief Financial Officer and Corporate Secretary